EXHIBIT 23.1


                 CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 25, 2000, except for note 10, as to which the date is March 20, 2000 relating to the financial statements and financial statement schedules, which appears in Acacia
Research Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


PricewaterhouseCoopers LLP

Los Angeles, California
July 18, 2000